Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) for the registration of 400,000 additional shares of common stock of Avatar Holdings Inc., of our report dated May 19, 2005, with respect to the financial statements of Ocean Palms, LLC included in Avatar Holdings Inc.'s Annual Report on Form 10-K/A (Amendment No.
1) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

                                     Ernst & Young LLP
Miami, Florida
June 1, 2005